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                                                                     Exhibit 3.3

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)


Filed #C16123-98

FEB 27, 2002

IN THE OFFICE OF
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                                  SMARTGATE INC.
                           --------------------------
                               Name of Corporation


We, the undersigned Stephen A. Michael President and William W. Dolan Secretary of SMARTGATE INC. Corporation

Do hereby certify:

That all of the members of the Board of Directors of said Corporation by written consent Pursuant to Section 78.315 of the Nevada Revised Statutes, dated as of February 25, 2002, adopted a resolution to amend the Articles of
Incorporation:

         Article 1:  Corporation name change from SmartGate Inc. to
                     Invisa, Inc.


The number of shares outstanding and entitled to vote on an amendment of the Articles of Incorporation is 12,324,905: that the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                             /s/ Stephen A. Michael
                           --------------------------
                                   President


                              /s/ William W. Dolan
                           --------------------------
                                   Secretary


ACKNOWLEDGMENT:
STATE OF FLORIDA
COUNTY OF SARASOTA


On February 25, 2002 personally appeared before me, a Notary Public, Stephen A. Michael and William W. Dolan, acknowledged they executed the above instrument on behalf of said Corporation.


                                                        /s/ Nicole Longridge
                                                     -------------------------
                                                                 NOTARY PUBLIC

(NOTARY PUBLIC SEAL)